EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Purchase Plan and 2002 Equity Incentive Plan of Geron Corporation of our reports dated February 25, 2009, with respect to the consolidated financial statements of Geron Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of Geron Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
July 30, 2009

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